UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2012

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 14, 2012, the Board of Directors ("Board") of Ladenburg Thalmann Financial Services Inc. adopted charters for its Compensation and Nominating and Corporate Governance (formerly known as the Nominating Committee) Committees and adopted Corporate Governance Guidelines. The Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines have been filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Report and will each be posted in the Investor Relations section of the Company’s website, www.ladenburg.com, under Corporate Governance as soon as practicable.

In addition, the Board elected the following persons to serve as a Chairperson for the following Board Committees and approved a $10,000 annual payment in connection with such service: Audit Committee (Henry C. Beinstein), Compensation Committee (Dr. Richard M. Krasno) and Nominating and Corporate Governance Committee (Jacqueline M. Simkin).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Compensation Committee Charter

99.2 Nominating and Corporate Governance Committee Charter

99.3 Corporate Governance Guidelines

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

December 14, 2012	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: SVP and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Compensation Committee Charter
99.2	Nominating and Corporate Governance Committee Charter
99.3	Corporate Governance Guidelines